SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MOHAWK CAPITAL FINANCE S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10B, rue des Mérovingiens, L-8070
Bertrange, Grand Duchy of Luxembourg	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Floating Rate Notes due 2021	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-219716-02

Securities registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

Mohawk Capital Finance S.A. (the “Company”) is filing this Form 8-A in connection with the listing of €300,000,000 aggregate principal amount of its Floating Rate Notes due 2021 (the “Notes”) on the New York Stock Exchange. This Form 8-A supplements Mohawk Industries, Inc.’s (the “Guarantor”) registration statement on Form 8-A filed with the Securities and Exchange Commission (the “Commission”) on September 11, 2019. The Company is an indirect wholly-owned subsidiary of the Guarantor that provides financing for the Guarantor through the issuance of debt securities, and the Guarantor has fully and unconditionally guaranteed the Notes on a senior unsecured basis.

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The title of the securities to be registered hereunder is “Floating Rate Notes due 2021.” For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Notes” in the prospectus supplement, dated August 28, 2019, which was filed with the Commission on August 28, 2019 pursuant to Rule 424(b) under the Securities Act of 1933, and under the heading “Description of Debt Securities” in the prospectus dated September 1, 2017, contained in our effective registration statement on Form S-3, as amended by Post-Effective Amendment No. 1 thereto (File Nos. 333-219716 and 333-219716-02), filed with the Commission on September 1, 2017, which information is incorporated herein by reference and made part of this registration statement in its entirety.

ITEM 2.	EXHIBITS

Exhibit 4.1	Indenture, dated as of September 11, 2017, by and among Mohawk Capital Finance S.A., as issuer, Mohawk Industries, Inc., as parent guarantor and U.S. Bank National Association, as trustee — incorporated herein by reference to Exhibit 4.1 of the Guarantor’s Current Report on Form 8-K filed on September 11, 2017.

Exhibit 4.2	Third Supplemental Indenture, dated as of September 4, 2019, by and among Mohawk Capital Finance S.A., as issuer, Mohawk Industries, Inc., as parent guarantor, U.S. Bank National Association, as trustee, registrar and transfer agent and Elavon Financial Services DAC, as paying agent and calculation agent — incorporated herein by reference to Exhibit 4.2 of the Guarantor’s Current Report on Form 8-K filed on September 4, 2019.

Exhibit 4.3	Note for Floating Rate Notes due 2021 — incorporated herein by reference to Exhibit 4.3 of the Guarantor’s Current Report on Form 8-K filed on September 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Capital Finance S.A.

	By:	/s/ Michael Kiefer
Date: September 11, 2019		Michael Kiefer
Class A Director

	By:	/s/ John Kleynhans
John Kleynhans
Class B Director